UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2020
Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 18, 2020, Body and Mind Inc. (the “Company”) issued a news release to announce that it has finalized a production licensing agreement with Her Highness, a growing cannabis brand aimed to introduce and educate women, both the curious and experienced consumers, on the benefits of incorporating cannabis into her lifestyle with a dynamic suite of premium products.

“Advancing this opportunity with Her Highness continues our strategy of working with innovative brands which complement the premium Body and Mind offerings,” stated Michael Mills, CEO of Body and Mind. “The enthusiasm of the Las Vegas re-opening has been positive and when combined with new efficiencies expected at the new Nevada production facility alongside our strong distribution platform, we offer a turn-key opportunity for Her Highness.”

Already retailing throughout California, Her Highness is a cannabis lifestyle brand built by women for women with a goal to capture the female cannabis market. Their curated collection of cannabis essentials include low-dose fat-free mints, chic gold electroplated vape pens, proprietary slim, elongated pre-rolls housed in a gold cigarette box with the brand’s signature gold lighter, and a coveted THC “pleasure oil” for enhanced pleasure. With an elevated range of thoughtfully reimagined cannabis products for enjoyment and self-care, Her Highness satisfies every woman’s cannabis curiosity and craving in a way that’s true to her lifestyle and in sync with the way women live and play.

“We have seen strong growth of the Her Highness brand in California and feel our offerings will be equally popular with women in the Nevada market.” stated Allison Krongard, co-founder of Her Highness. “Throughout California, we’ve established Her Highness as a reliable brand that female consumers can trust. Body and Mind’s long history of premium quality products and strong distribution in Nevada present a fantastic opportunity to extend the success of our brand into the Las Vegas and Nevada market.”

Her Highness co-founders, Laura Eisman and Allison Krongard, noticed a gap in the market and craved a premium cannabis experience that was infused with a sense of play and delivered with style. The duo brought to the table their experience and successes with launching female minded companies and set out to reverse the stigma and create a full-scope lifestyle brand for the canna-curious, experienced users, and CBD advocates.

“Our mission is for Her Highness to be a household name for women and cannabis. We’re thrilled to have BaM as a licensing partner as we look to expand into additional legal markets throughout the US and internationally,” commented Laura Eisman, co-founder of Her Highness. “Our current CBD line has already put a stake in the ground in establishing us as a nationally recognized brand.”

Through the partnership with BaM, Her Highness’ line of cannabis products will soon be available in dispensaries throughout Nevada.

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated June 18, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: June 18, 2020	By:	/s/ Michael Mills
Michael Mills
President, CEO and Director

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